                                                                      Exhibit 21


                 Subsidiaries of Nebco Evans Holding Company



                                                           Jurisdiction of
                   Name of Entity                            Organization
                   --------------                         ----------------

              AmeriServe Food Distribution, Inc.              Delaware

              AmeriServe of Canada Ltd.                       Ontario

              AmeriServe Funding Corporation                  Delaware

              AmeriServe Transportation, Inc.                 Nebraska

              Chicago Consolidated Corporation                Illinois

              Delta Transportation, Ltd.                      Wisconsin

              Northland Transportation Services, Inc.         Nebraska

              PFS de Mexico, S.A. de C.V.                     Mexico

              Servicios AmeriServe S.A. de C.V.               Mexico

              Steamboat Acquisition Corp.                     Delaware

              Holberg Warehouse Properties, Inc. (55%)        Delaware